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                                                                     EXHIBIT 4.1

         AMENDMENT ("Amendment") dated as of July 12, 2002 between FIBERNET TELECOM GROUP, INC. ("Company") and SDS MERCHANT FUND, L.P. ("SDS") to that certain Promissory Note dated as of March 14, 2002 (as amended by the Amendments dated as of June 14, 2002 and June 28, 2002, the "Note") by and between the Company and SDS.

         WHEREAS, pursuant to Section 10 of the Note, the Company and SDS may amend the Note; and

         WHEREAS, the Company and SDS wish to amend the Note.

         NOW, THEREFORE, the parties agree as follows:

         Section 1.  Definitions. Capitalized terms used and not otherwise
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defined herein shall have the meanings ascribed to such terms in the Note.

         Section 2.  Agreement to Amend. Pursuant to Section 10 of the Note, the
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Company and SDS hereby agree to amend the Note as provided herein.

         Section 3.  Amendment.
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                  (a) Section 1(a)(i) is hereby amended and restated in its
entirety to read as follows:

                  "August 14, 2002;"

                  (b) Section 4(c) is hereby amended and restated in its entirety to read as follows:

                  "the Proposed Financing shall fail to have been consummated by
                August 14, 2002; or"

         Section 4.  Governing Law. This Amendment shall be governed by and
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construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

         Section 5.  Successors and Assigns. This Amendment shall bind and inure
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to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

         Section 6.  Headings. The headings of this Amendment have been inserted
                     --------
for convenience of reference only and shall not be deemed to be a part of this Amendment.

         Section 7.  Entire Agreement. This Amendment and the other writings
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referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.


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         Section 8.  Counterparts. This Amendment may be executed in any number
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of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.




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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                             FIBERNET TELECOM GROUP, INC.

                             By: /s/ Michael S. Liss
                                 ------------------------
                                    Name: Michael S. Liss
                                    Title: President and Chief Executive Officer


                             SDS MERCHANT FUND, L.P.

                             By: SDS Capital Partners, LLC
                             Its: General Partner

                             By: /s/ Steve Derby
                                 ------------------------
                                    Name: Steve Derby
                                    Title: Managing Partner